Exibit 3.12

CERTIFICATE OF FORMATION

OF

WISE RECYCLING TEXAS, LLC

This Certificate of Formation of Wise Recycling Texas, LLC (the “LLC”), dated as of June 4, 2002, is being duly executed and filed by Mary Mooney, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Wise Recycling Texas, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ MARY MOONEY
Mary Mooney
Authorized Person